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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 of Cytec Industries Inc. of our report dated February 6, 1998 (March 23, 1998, with respect to Note 5) relating to the financial statements of The American Materials & Technologies Corporation as of December 31, 1997 and December 31, 1996 and for each of the years in the two-year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                          /s/ FELDMAN SHERB EHRLICH & CO.,
                                          P.C.

                                          --------------------------------------
                                          Feldman Sherb Ehrlich & Co., P.C.
                                          Certified Public Accountants
                                          (Formerly Feldman Radin & Co., P.C.)

New York, New York

September 4, 1998